                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1

                         NATURAL RESOURCES PARTNERS L.P.
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     FOR THE        FOR THE
                                                                                   PERIOD FROM    PERIOD FROM
                                                                                    JANUARY 1      OCTOBER 16        NINE
                                              YEAR ENDED DECEMBER 31                 THROUGH        THROUGH      MONTHS ENDED
                                     -------------------------------------------   OCTOBER 16,    DECEMBER 31,   SEPTEMBER 30,
                                      1997     1998     1999     2000     2001         2002           2002           2003
                                     ------   ------   ------   ------   -------   ------------   ------------   ------------
EARNINGS
  PRE-TAX INCOME                                                                                         6,415         28,268
  FIXED CHARGES                          --       --       --       --        --             --            291          5,198
                                     ------   ------   ------   ------   -------   ------------   ------------   ------------
    TOTAL EARNINGS                       --       --       --       --        --             --          6,706         33,466
                                     ======   ======   ======   ======   =======   ============   ============   ============

FIXED CHARGES
  INTEREST EXPENSE                                                                                         200          4,595 (1)
  AMORTIZATION OF DEBT
    ISSUANCE EXPENSE                                                                                        91            603
  RENTAL INTEREST FACTOR
                                     ------   ------   ------   ------   -------   ------------   ------------   ------------
    TOTAL FIXED CHARGES                  --       --       --       --        --             --            291          5,198
                                     ======   ======   ======   ======   =======   ============   ============   ============
RATIO OF EARNINGS TO FIXED CHARGES       --       --       --       --        --             --          23.04           6.44

----------

(1)      Includes loss from interest rate hedge of $499.

                WESTERM POCAHONTAS PROPERTIES LIMITED PARTNERSHIP
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                     FOR THE        FOR THE
                                                                                   PERIOD FROM    PERIOD FROM
                                                                                    JANUARY 1      OCTOBER 16        NINE
                                              YEAR ENDED DECEMBER 31                 THROUGH        THROUGH      MONTHS ENDED
                                     -------------------------------------------   OCTOBER 16,    DECEMBER 31,   SEPTEMBER 30,
                                      1997     1998     1999     2000     2001         2002           2002           2003
                                     ------   ------   ------   ------   -------   ------------   ------------   ------------
EARNINGS
  PRE-TAX INCOME                     10,514   15,015   12,208   12,825    14,543         10,061
  FIXED CHARGES                       5,110    5,681    4,449    4,265     4,062          5,766
                                     ------   ------   ------   ------   -------   ------------
    TOTAL EARNINGS                   15,624   20,696   16,657   17,090    18,605         15,827
                                     ======   ======   ======   ======   =======   ============
FIXED CHARGES
  INTEREST EXPENSE                    4,894    5,505    4,353    4,167     3,966          4,786
  AMORTIZATION OF DEBT
   ISSUANCE EXPENSE                     207      167       86       86        86            970
  RENTAL INTEREST FACTOR                  9        9       10       12        10             10
                                     ------   ------   ------   ------   -------   ------------
    TOTAL FIXED CHARGES               5,110    5,681    4,449    4,265     4,062          5,766
                                     ======   ======   ======   ======   =======   ============
RATIO OF EARNINGS TO FIXED CHARGES     3.06     3.64     3.74     4.01      4.58           2.74              -              -

                  GREAT NORTHERN PROPERTIES LIMITED PARTNERSHIP
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     FOR THE        FOR THE
                                                                                   PERIOD FROM    PERIOD FROM
                                                                                    JANUARY 1      OCTOBER 16        NINE
                                              YEAR ENDED DECEMBER 31                 THROUGH        THROUGH      MONTHS ENDED
                                     -------------------------------------------   OCTOBER 16,    DECEMBER 31,   SEPTEMBER 30,
                                      1997     1998     1999     2000     2001         2002           2002           2003
                                     ------   ------   ------   ------   -------   ------------   ------------   ------------
EARNINGS
  PRE-TAX INCOME                      1,318    2,101    1,323    2,277     2,592          2,274
  FIXED CHARGES                       6,246    5,543    5,143    4,657     3,652          1,929
                                     ------   ------   ------   ------   -------   ------------
    TOTAL EARNINGS                    7,564    7,644    6,466    6,934     6,244          4,203
                                     ======   ======   ======   ======   =======   ============
FIXED CHARGES
  INTEREST EXPENSE                    6,153    5,450    4,999    4,657     3,652          1,877
  AMORTIZATION OF DEBT
   ISSUANCE EXPENSE                      93       93      144        -         -             52
  RENTAL INTEREST FACTOR                  -        -        -        -         -              -
                                     ------   ------   ------   ------   -------   ------------
    TOTAL FIXED CHARGES               6,246    5,543    5,143    4,657     3,652          1,929
                                     ======   ======   ======   ======   =======   ============
RATIO OF EARNINGS TO FIXED CHARGES     1.21     1.38     1.26    1.49       1.71           2.18              -              -

                           NEW GAULEY COAL CORPORATION
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                     FOR THE        FOR THE
                                                                                   PERIOD FROM    PERIOD FROM
                                                                                    JANUARY 1      OCTOBER 16        NINE
                                              YEAR ENDED DECEMBER 31                 THROUGH        THROUGH      MONTHS ENDED
                                     -------------------------------------------   OCTOBER 16,    DECEMBER 31,   SEPTEMBER 30,
                                      1997     1998     1999     2000     2001         2002           2002           2003
                                     ------   ------   ------   ------   -------   ------------   ------------   ------------
EARNINGS
  PRE-TAX INCOME                         (9)   1,096      993      661     1,223          1,098
  FIXED CHARGES                         275      187      164      157       150            298
                                     ------   ------   ------   ------   -------   ------------
    TOTAL EARNINGS                      266    1,283    1,157      818     1,373          1,396
                                     ======   ======   ======   ======   =======   ============
FIXED CHARGES
  INTEREST EXPENSE                      270      175      145      139       132             97
  AMORTIZATION OF DEBT
   ISSUANCE EXPENSE                       5       12       19       18        18            201
  RENTAL INTEREST FACTOR                  -        -        -        -         -              -
                                     ------   ------   ------   ------   -------   ------------
    TOTAL FIXED CHARGES                 275      187      164      157       150            298
                                     ======   ======   ======   ======   =======   ============
RATIO OF EARNINGS TO FIXED CHARGES     0.97     6.86     7.05     5.21      9.15           4.68              -              -